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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Intermedia Communications Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-60482) and related Prospectus of WorldCom, Inc. for the registration of capital stock and stock purchase rights and to the incorporation by reference therein of our report dated February 15, 2001, except for the thirteenth and last paragraphs of Note 16, as to which the dates are March 2, 2001 and February 27, 2001, respectively, and Note 21, as to which the date is March 2, 2001, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Tampa, Florida

May 14, 2001